EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-174444 on Form S-8, of our reports dated April 19, 2013, relating to the consolidated financial statements and financial statement schedule of Qihoo 360 Technology Co. Ltd., and its subsidiaries, variable interest entities and variable interest entities’ subsidiaries (collectively, the “Group”) as of December 31, 2011 and 2012, and for the years ended December 31, 2010, 2011 and 2012 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Group’s adoption of the authoritative guidance on the presentation of comprehensive income), and the effectiveness of the Group’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of Qihoo 360 Technology Co. Ltd. for the year ended December 31, 2012.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

April 19, 2013